Exhibit 99.2

200 Broadacres Drive, 3rd Floor Bloomfield, NJ 07003 P: 973.873.7700 F: 973.338.1430 www.allianceadvisors.com

MASTER SERVICES AGREEMENT

This agreement (“Agreement”) is made and entered into as of this 5th day of May, 2023 by and between Oxford Square Capital Corp., with an address at 8 Sound Shore Dr., Suite 255, Greenwich, CT 06830 (the “Client”) and Alliance Advisors, LLC, with an address at 200 Broadacres Drive, Bloomfield, New Jersey 07003 (“Alliance”) for Information Agent Services rendered by Alliance to Client.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Services

Client retains Alliance to perform Information Agent Services to secure participation in the Client’s Rights Offering (the “Offer”).

Such services will include:

▪	Provide strategic counsel to the Client and its advisors on the execution on the steps to best ensure the success of the Offer

▪	Develop a timeline, detailing the logistics and suggested methods for communications regarding the Offer.

▪	Coordinate the ordering and receipt of the Depository Trust Company participant list(s), registered shareholder lists, and if requested, Non-Objecting Beneficial Owner (NOBO) list(s)

▪	If requested, contact the reorganization departments at all banks and brokerage firms to determine the number of holders and quantity of materials needed

▪	If requested, coordinate the printing of sufficient documents for the eligible universe of holders

▪	Complete the mailing of needed offer materials to any registered holder

▪	If requested, distribute the offer material to banks and brokers, and follow up to ensure the correct processing of such by each firm

▪	Establish a dedicated Toll-Free phone number to answer questions, provide assistance and fulfill requests for offer materials

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▪	If requested, conduct a strategic outbound call campaign to a pre-determined universe to confirm receipt and understanding of the Offer materials and, to the extent permissible, promote response to the Offer

▪	Maintain contact with the bank and broker reorganization departments for ongoing monitoring and reporting of the response to the Offer

▪	Provide feedback to the Client and its advisors as to the response of the Offer

▪	Establish ongoing coordination with the Depositary to ensure that all expected documents are received

2.	Fees

(a)	Alliance’s fee for above services shall be $8,500 payable in advance upon execution of this agreement.

(b)	In addition to the above fees, Alliance will bill the Client for, and Client agrees to pay, additional charges as follows:

(i)	Standard out-of-pocket expenses including, but not limited to, such charges as broker search notification(s), postage, messengers, warehouse charges, overnight couriers, other expenses incurred by Alliance in obtaining or converting depository participant listings, Independent Advisory Firm recommendations, Institutional Advisory Firm analysis, Institutional data, Intermediary Transmissions & Connectivity (Broadridge, Mediant, etc.), and reasonable and customary charges for data processing, supplies, in-house photocopying, telephone and facsimile usage, and other similar activities.

(ii)	Both inbound and outgoing calls for record or beneficial owners, including Non-Objecting Beneficial Owners (NOBOs), will be charged at a rate of $6.50 per successful connect and $0.50 per attempt. In addition, directory assistance, research, and householding will be charged at a rate of $1.25 per account. Additional fees that may be incurred including, but not limited to, Proxy Lite, Text Messages, E-mail Messages at a rate of $2.00 each.

Alliance may require an advance to cover call center charges prior to the commencement of a call campaign and will notify the Client should such advance be required.

3.	Billing and Payment

(a)	The fee described in Section 2(a) and 2(b)(i) are payable in advance, upon the execution of this Agreement or upon the execution of the amendment relating thereto, and Alliance reserves the right not to commence work unless and until such fees are paid in full.

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(b)	All other fees and charges (including the fees described in Section 2(b)(ii) above) will be billed at the conclusion of the Offer, and payment for such fees is due within fifteen (15) calendar days of billing. At times Alliance may request a deposit for estimated out of pocket expenses that exceed $5,000.

(c)	Unpaid balances will bear interest at the lesser of (i) 1.5% per month or (ii) the highest rate allowed under applicable law. If Client has not paid an invoice for more than 90 days, Alliance may refer collection of the unpaid amount to an attorney or collections agency. If Client’s unpaid invoices are referred to an attorney or collections agency, Client shall pay all reasonable attorneys’ fees or collections agency fees.

(d)	Banks, brokers and proxy intermediaries will be directed to send their invoices directly to the Client for payment.

4.	Term of Agreement; Alliance’s Right to Terminate

This Agreement shall expire ten (10) business days after the completion (or termination) of the Offer, Alliance shall have the right to terminate this Agreement prior to that date if:

(a)	Client fails to make timely payment of any fees or expenses as required hereunder;

(b)	Client makes any misrepresentation to Alliance with respect to Client’s financial condition;

(c)	Client fails to furnish, or fails to furnish in a timely manner, such material and information as Alliance reasonably requires in order to render services hereunder;

(d)	Alliance cannot undertake the provision of services to Client by reason of a conflict of interest.

(e)	If Alliance terminates this Agreement by reason of any conflict of interest, Alliance shall refund to Client all sums paid by Client to Alliance hereunder. If Alliance terminates this Agreement for any other reason, Alliance shall be entitled to retain all sums paid by Client to Alliance hereunder; and shall also be entitled to compensation for all work performed, and all expenses incurred by Alliance to the extent that such work and expenses exceed sums paid by Client hereunder. The Client will not be entitled to any refunds for any accrued fees and/or expenses.

5.	Limitation of Liability

Alliance’s liability for any act or omission by it in connection with the services rendered, or to be rendered, to Client hereunder shall be limited to the amount, if any, received by Alliance from the Client.

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6.	Confidentiality

Alliance acknowledges its responsibility, both during and after the term of this Agreement, to preserve the confidentiality of any proprietary or confidential information or data developed by Alliance on behalf of Client or disclosed by the Client to Alliance.

The term “Confidential Information” shall not include such information that:

(a)	is or becomes generally available to the public other than as a result of an unauthorized disclosure by Alliance, its officers or employees;

(b)	becomes available to Alliance on a non-confidential basis from a source that is not, to the knowledge of Alliance, prohibited from disclosing such information by a legal, contractual, or fiduciary obligation of such source; or

(c)	is previously known to Alliance at the time of disclosure.

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7.	Indemnification

It is acknowledged that Alliance cannot undertake to verify facts supplied to it by the Client or factual matters included in material prepared by the Client and approved by the Client. Accordingly, the Client agrees to indemnify and hold Alliance and all its employees harmless against any loss, damage, expense (including, without limitation, reasonable legal and other related fees and expenses), liability or claim arising out of Alliance’s fulfillment of the Agreement (except for any loss, damage, expense, liability or claim resulting out of Alliance’s willful misfeasance, bad faith or gross negligence). At its election, the Client may assume the defense of any such action, with counsel that is acceptable to Alliance, and the Client shall thereafter not be liable to Alliance for any legal expenses incurred by Alliance in connection with the defense of such action, except if counsel retained by the Client for Alliance should subsequently be deemed by Alliance to be unacceptable and such determination is conveyed to the Client. The Client shall not be liable under this Agreement with respect to any settlement made by Alliance without the prior written consent of the Client to such settlement. Alliance hereby agrees to advise the Client of any such liability or claim promptly after receipt of the notice thereof; provided, however, that Alliance’s right to indemnification hereunder shall not be limited by its failure to promptly advise the Client of any such liability or claim, except to the extent that the Client is prejudiced by such failure.

Alliance agrees to indemnify and hold the Client and all of its affiliates, officers, directors and employees harmless against any loss, damage, expense (including, without limitation, reasonable legal and other related fees and expenses), liability or claim arising out of the performance of this Agreement including any liability arising directly from material misstatements or omissions in any and all offer materials prepared by Alliance for distribution to the shareholders of the Client and utilized by Alliance without the written approval of the Client and any and all representations made by Alliance to the extent such representations differ from the offer materials approved by the Client (except for any loss, damage, expense, liability or claim resulting from the Client’s willful misfeasance, bad faith or gross negligence). At its election, Alliance may assume the defense of any such action, with counsel that is acceptable to the Client, and Alliance shall thereafter not be liable to the Client for any legal expenses incurred by the Client in connection with the defense of such action, except if counsel retained by Alliance for the Client should subsequently be deemed by the Client to be unacceptable and such determination is conveyed to Alliance. Alliance shall not be liable under this Agreement with respect to any settlement made by the Client without the prior written consent of Alliance to such settlement. The Client hereby agrees to advise Alliance of any such liability or claim promptly after receipt of the notice thereof; provided, however, that the Client’s right to indemnification hereunder shall not be limited by its failure to promptly advise Alliance of any such liability or claim, except to the extent that Alliance is prejudiced by such failure.

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8.	Assignment

The rights and obligations of Alliance hereunder shall be assignable by Alliance and binding upon and run in favor of Alliance’s successors and assigns.

9.	Complete Agreement

This Agreement is an integrated agreement and contains the entire agreement between the parties. This Agreement may not be modified or amended except in writing signed by all the parties hereto. Except to the extent otherwise set forth herein, this Agreement supersedes and terminates any and all other agreements between the parties, whether or not in writing.

10.	Waiver

The failure of any party to this Agreement to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such party to enforce the same. Waiver by any party hereto of any breach or default by the other party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default or of any other right or obligation under this Agreement.

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11.	Modification

This Agreement may not be orally cancelled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement.

12.	Severability; Survival

In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

13.	Notice

Any notice, request, instruction or other document to be given hereunder by either party hereto to the other shall be in writing, and delivered personally, or sent by certified or registered mail, postage pre-paid, to the address set forth for such party at the head of this Agreement. Any notice so given shall be deemed received when personally delivered or three days after mailing. Any party may change the address to which notices are to be sent by giving notice of such change of address to the other parties in the manner herein provided for giving notice.

In addition to providing notice as set forth above, notices shall also be sent out by e-mail as follows:

If to Alliance:	Peter Casey
pcasey@allianceadvisors.com

If to Client:	Saul B. Rosenthal
srosenthal@oxfordfunds.com

14.	Applicable Law; Litigation

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, applicable to agreements made and to be performed entirely within New Jersey, without regard to New Jersey conflict of law principles.

The parties agree that any litigation with respect to this Agreement, the performance thereof, or the parties’ respective rights and obligations thereunder, shall be brought exclusively in the Superior Court of the State of New Jersey for the County of Passaic or, if subject matter jurisdiction exists, in the United States District Court for the District of New Jersey; and the parties further agree to submit to the personal jurisdiction of those courts in the event of any such litigation.

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15.	Litigation/Investigations

This Agreement does not include time or services required to comply with litigation or regulatory/governmental investigations related to the services. In the event that Alliance is called upon to act as expert or fact witnesses, or to respond to depositions, subpoenas or regulatory inquiry, our charges would be billed at our standard hourly rates.

16.	No Representations

Alliance and the Client represent that, in executing this Agreement, they have not relied upon any representation or statement by the other not set forth in this Agreement with regard to the subject matter, basis or effect of this Agreement or otherwise.

17.	Section Headings

The section headings used in this Agreement are for convenience only, and shall not in any way affect the meaning or interpretation of this Agreement.

18.	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be the original but all of which shall together constitute one and the same instrument.

19.	Execution Authorized

The parties represent and warrant that they have read and understand the foregoing provisions of this Agreement and that they and their respective signatories are fully authorized and competent to execute this Agreement on their behalves.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first set forth above.

	ALLIANCE ADVISORS, LLC		OXFORD SQUARE CAPITAL CORP.

By:	/s/ Peter Casey	By:	/s/ Saul Rosenthal
	Authorized Signature		Authorized Signature

	Peter Casey		Saul Rosenthal
	Name		Name (Type or Print)

	Chief Operating Officer		President
	Title		Title

5/5/2023
Date

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